					EXHIBIT 99.1
ITEM 6. SELECTED FINANCIAL DATA

	Year Ended December 31,
(Amounts in thousands, except per share amounts)	2014	2013	2012		2011	2010
Operating Data:
Revenues:
Property rentals	$1,911,487	$1,880,405	$1,771,264		$1,802,871	$1,790,769
Tenant expense reimbursements	245,819	226,831	207,149		213,200	217,999
Cleveland Medical Mart development project	-	36,369	235,234		154,080	-
Fee and other income	155,206	155,571	119,077		123,452	121,103
Total revenues	2,312,512	2,299,176	2,332,724		2,293,603	2,129,871
Expenses:
Operating	953,611	928,565	891,637		878,777	848,112
Depreciation and amortization	481,303	461,627	435,545		441,223	416,324
General and administrative	169,270	177,366	167,194		163,238	170,460
Cleveland Medical Mart development project	-	32,210	226,619		145,824	-
Acquisition and transaction related costs,
and impairment losses	18,435	24,857	17,386		34,930	38,563
Total expenses	1,622,619	1,624,625	1,738,381		1,663,992	1,473,459
Operating income	689,893	674,551	594,343		629,611	656,412
Income (loss) from Real Estate Fund	163,034	102,898	63,936		22,886	(303)
(Loss) income applicable to Toys "R" Us	(73,556)	(362,377)	14,859		48,540	71,624
Income from partially owned entities	15,425	23,592	408,267		70,072	14,601
Interest and debt expense	(412,755)	(425,782)	(431,235)		(453,420)	(473,938)
Interest and other investment income (loss), net	38,752	(24,887)	(261,200)		148,540	234,768
Net gain on disposition of wholly owned and partially
owned assets	13,568	2,030	4,856		10,856	81,432
Net loss on extinguishment of debt	-	-	-		-	(10,782)
Income (loss) before income taxes	434,361	(9,975)	393,826		477,085	573,814
Income tax (expense) benefit	(9,281)	8,717	(8,132)		(23,891)	(22,100)
Income (loss) from continuing operations	425,080	(1,258)	385,694		453,194	551,714
Income from discontinued operations	583,946	565,998	308,847		286,806	156,317
Net income	1,009,026	564,740	694,541		740,000	708,031
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(96,561)	(63,952)	(32,018)		(21,786)	(4,920)
Operating Partnership	(47,563)	(23,659)	(35,327)		(41,059)	(44,033)
Preferred unit distributions of the Operating Partnership	(50)	(1,158)	(9,936)		(14,853)	(11,195)
Net income attributable to Vornado	864,852	475,971	617,260		662,302	647,883
Preferred share dividends	(81,464)	(82,807)	(76,937)		(65,531)	(55,534)
Preferred unit and share redemptions	-	(1,130)	8,948		5,000	4,382
Net income attributable to common shareholders	$783,388	$392,034	$549,271		$601,771	$596,731

Per Share Data:
Income (loss) from continuing operations, net - basic	$1.24	$(0.74)	$1.38		$1.81	$2.47
Income (loss) from continuing operations, net - diluted	1.23	(0.74)	1.38		1.79	2.45
Net income per common share - basic	4.18	2.10	2.95		3.26	3.27
Net income per common share - diluted	4.15	2.09	2.94		3.23	3.24
Dividends per common share	2.92	2.92	3.76	(1)	2.76	2.60

Balance Sheet Data:
Total assets	$21,248,320	$20,097,224	$22,065,049		$20,446,487	$20,517,471
Real estate, at cost	16,822,358	15,392,968	15,287,078		13,383,927	13,140,535
Accumulated depreciation	(3,161,633)	(2,829,862)	(2,524,718)		(2,346,498)	(2,045,122)
Debt	9,610,324	8,777,956	9,790,816		8,436,085	8,760,554
Total equity	7,489,382	7,594,744	7,904,144		7,508,447	6,830,405

(1) Includes a special long-term capital gain dividend of $1.00 per share.

ITEM 6. SELECTED FINANCIAL DATA - CONTINUED

	Year Ended December 31,
(Amounts in thousands)	2014	2013	2012	2011	2010
Other Data:
Funds From Operations ("FFO")(1):
Net income attributable to Vornado	$864,852	$475,971	$617,260	$662,302	$647,883
Depreciation and amortization of real property	517,493	501,753	504,407	530,113	505,806
Net gains on sale of real estate	(507,192)	(411,593)	(245,799)	(51,623)	(57,248)
Real estate impairment losses	26,518	37,170	129,964	28,799	97,500
Proportionate share of adjustments to equity in net
(loss) income of Toys, to arrive at FFO:
Depreciation and amortization of real property	21,579	69,741	68,483	70,883	70,174
Net gains on sale of real estate	(760)	-	-	(491)	-
Real estate impairment losses	-	6,552	9,824	-	-
Income tax effect of above adjustments	(7,287)	(26,703)	(27,493)	(24,634)	(24,561)
Proportionate share of adjustments to equity in net income of partially owned entities, excluding Toys, to arrive at FFO:
Depreciation and amortization of real property	96,187	87,529	86,197	99,992	78,151
Net gains on sale of real estate	(10,820)	(465)	(241,602)	(9,276)	(5,784)
Real estate impairment losses	-	-	1,849	-	11,481
Noncontrolling interests' share of above adjustments	(8,073)	(15,089)	(16,649)	(40,957)	(46,794)
FFO attributable to Vornado	992,497	724,866	886,441	1,265,108	1,276,608
Preferred share dividends	(81,464)	(82,807)	(76,937)	(65,531)	(55,534)
Preferred unit and share redemptions	-	(1,130)	8,948	5,000	4,382
FFO attributable to common shareholders	911,033	640,929	818,452	1,204,577	1,225,456
Convertible preferred share dividends	97	108	113	124	160
Interest on 3.88% exchangeable senior debentures	-	-	-	26,272	25,917
FFO attributable to common shareholders
plus assumed conversions(1)	$911,130	$641,037	$818,565	$1,230,973	$1,251,533

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(1)   FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flows as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.

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